                                       GUARANTY

                                        among


                              NORD RESOURCES CORPORATION
                                         and
                         COMMONWEALTH DEVELOPMENT CORPORATION
                                         and
                           DEG - DEUTSCHE INVESTITIONS-UND
                             ENTWICKLUNGSGESELLSCHAFT mbH
                                         and
                       EXPORT-IMPORT BANK OF THE UNITED STATES
                                         and
                          INTERNATIONAL FINANCE CORPORATION
                                         and
                       OVERSEAS PRIVATE INVESTMENT CORPORATION







                            Dated as of February 28, 1996

     ----------------------------------------------------------------------

                                       GUARANTY


    THIS GUARANTY, dated as of February 28, 1996, made by NORD RESOURCES CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Sponsor"), in favor of COMMONWEALTH DEVELOPMENT CORPORATION, a statutory corporation organized and existing under the laws of the United Kingdom ("CDC"), DEG-DEUTSCHE INVESTITIONS UND ENTWICKLUNGSGESELLSCHAFT mbH, a development finance institution organized and existing under the laws of the Federal Republic of Germany ("DEG"), EXPORT-IMPORT BANK OF THE UNITED STATES, an agency of the United States of America ("Ex-Im"), INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries ("IFC"), and OVERSEAS PRIVATE INVESTMENT
CORPORATION, an agency of the United States of America ("OPIC") , (CDC, DEG, Ex-Im, IFC and OPIC are hereinafter collectively called the "Senior Lenders", and the term "Senior Lender" shall refer to any one of them).


                                     WITNESSETH:


    WHEREAS, under the terms of a Loan Agreement, dated January 24, 1992, as amended November 17, 1992, and as of November 17, 1993, between CDC and Sierra Rutile Limited (the "Company") (the "CDC Loan Agreement"), CDC has made loans to the Company which have an aggregate outstanding principal amount of US$9,966,666.66 as of the date hereof;

    WHEREAS, under the terms of a Loan Agreement, dated August 6, 1992, as amended November 20, 1992, and as of November 17, 1993, between DEG and the Company (the "DEG Loan Agreement") , DEG made loans to the Company which have an aggregate outstanding principal amount of US$4,375,000 as of the date hereof;

    WHEREAS, under the terms of a Finance Agreement between Ex-Im and the Company, dated February 16, 1972, as amended on September 27, 1973, January 1, 1976, December 1, 1979, December 1, 1982 and November 24, 1986, and a Credit Agreement, dated January 1, 1976, between Ex-Im and the Company, as amended on December 1, 1979 and restated on December 1, 1982, all as amended as of November 17, 1992, and as of November 17, 1993 (the "Ex-Im Loan Agreement"), Ex-Im made loans collectively to the Company which have an outstanding aggregate principal amount of US$12,529,959.79 as of the date hereof;

    WHEREAS, under the terms of an Investment Agreement, dated June 30, 1992, as amended November 18, 1992, and as of November 17, 1993, between IFC and the Company (the "IFC Investment Agreement"), IFC made loans to the Company which have an aggregate outstanding principal amount of US$9,030,000 as of the date hereof;

    WHEREAS, under the terms of a Finance Agreement, dated as of August 11, 1992, as amended as of November 24, 1992, as of September 21, 1993, and as of November 17, 1993, between OPIC and the Company (the "OPIC Finance Agreement", and together with the CDC Loan Agreement, the DEG Loan Agreement, the Ex-Im Loan Agreement and the IFC Investment Agreement, the "Senior Loan Agreements"),

OPIC has guarantied a loan to the company which has an aggregate outstanding principal amount of US$9,621,212.11, as of the date hereof;

    WHEREAS, the Sponsor beneficially owns 50% (fifty per cent) of all of the outstanding capital stock of the Company either directly or through the Sponsor's subsidiaries;

    WHEREAS, an event of default has occurred and is continuing under the terms of the Senior Loan Agreements, and the Sponsor and Consolidated Rutile Limited have acknowledged their obligations to the Senior Lenders in connection therewith under the terms of an Amended and Restated Project Funds Agreement dated as of November 17, 1993 (the "Project Funds Agreement") among the Sponsor, Consolidated Rutile Limited, the Company, Sierra Rutile Holdings Limited, and the Senior Lenders;

    WHEREAS, the Company, Consolidated Rutile Limited and the Sponsor have asked the Senior Lenders to agree, and the Senior Lenders have agreed, to the terms of their letter of December 15, 1995 addressed to the Senior Lenders (the "Forbearance Letter");

    WHEREAS, under the terms of the Forbearance Letter the Senior Lenders have agreed (i) to forbear, subject to the terms of the Forbearance Letter, from exercising their rights with respect to such event of default for the duration of the Extended Forbearance Period (as such term is defined in the Forbearance Letter), and (ii) to refrain from issuing a Deficiency Notice (as defined in the Project Funds Agreement) or otherwise seeking payment under the Project Funds Agreement, in each case in consideration of the Sponsor's entering into this Guaranty (which Guaranty substantially reduces the payment obligations that the Sponsor otherwise would have under the Project Funds Agreement) and a Pledge, Assignment and Security Agreement of even date herewith; and

    WHEREAS, it is one of the conditions precedent to the final effectiveness of the Forbearance Letter that the principal, interest, expenses, costs, fees and all other amounts payable by the Company in connection with the Senior Loan Agreements (the "Guarantied Amounts") be directly guarantied pursuant to this Guaranty;

    NOW, THEREFORE, in consideration of the premises and of the agreements contained herein, it is hereby agreed as follows:


    1.    DEFINITIONS; REFERENCES

    (a) Terms of this Guaranty beginning with capital letters shall have the definitions given in the OPIC Finance Agreement, unless the context otherwise requires or specifies.

    (b) References to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended or modified from time to time.

    (c) All Section references are to this Agreement unless otherwise indicated.

    (d) The "Completion Date" shall be deemed to mean and to occur on the date on which all of the following requirements have been satisfied:

         (1) all buildings, equipment and facilities for the Project, including the electric power generating system and the new dredge for the Gangama deposit, shall have been procured, constructed and installed utilizing first-class standards of workmanship and materials and in accordance with the project plans and specifications as set forth in the Letter of Information (as defined in the IFC Investment Agreement and as modified by a letter from the Company to the Senior Lenders dated July 1, 1993, two letters from the Company to IFC dated August 23, 1993 and a letter from Consolidated Rutile Limited to the Senior Lenders dated September 9, 1993) shall be in good working condition, and shall meet manufacturers, specifications and the terms of applicable construction agreements; and

         (2) the Company shall have good title or valid leasehold interests, satisfactory to the Senior Lenders, free and clear of all Liens and encumbrances (except for security interests permitted by the Senior Loan Agreements) to all of the land and all buildings, equipment and facilities referred to above, and to all other facilities now or then known to be required for the Project; and

         (3) the Company shall have granted to the Senior Lenders satisfactory Liens with respect to its assets, and each Security Document creating such Lien in favor of the Senior Lenders, and each other security Document in favor of the Senior Lenders, shall be in full force and effect and shall have been duly filed and registered in every jurisdiction in which such filing and recording is necessary to make valid and effective the Liens intended to be created thereby, and the rights of the Senior Lenders thereunder, and the Senior Lenders shall have received a duly executed original or certified copy of each such Security Document and such other documents, including opinions of counsel, in form and substance satisfactory to the Senior Lenders as the Senior Lenders may reasonably request; and

         (4) the Company shall have (i) produced, processed and transported at least 56,500 metric tonnes of saleable rutile products from the Lanti deposit to the Company's storage facilities at Nitti during a period of six consecutive months, and (ii) transferred at least 56,500 metric tonnes of such saleable rutile products from the Company's storage facilities at Nitti to ocean-going freighters at the Point of Title Transfer (defined as that moment in the shipment of the rutile when title to the rutile is transferred to the purchaser from the Company) during a period of six consecutive months at any time prior to the date of the Completion Certificate (defined below); and

         (5) the Company shall have (i) produced, processed and transported at least 45,000 metric tonnes of saleable rutile products from the Gangama deposit to the Company's storage facilities at Nitti during a period of six consecutive months, and (ii) transferred at least 45,000 metric tonnes of such saleable rutile products from the Company's storage facilities at Nitti to ocean-going freighters at the Point of Title Transfer (defined as that moment in the shipment of the rutile when title to the rutile is transferred to the purchaser from the Company) during a period of six consecutive months at any time prior to the date of the Completion Certificate (defined below); and

              (6) the Company shall have provided the senior Lenders with the original or a satisfactory copy of the purchase contract for the electric power generating facilities and the Senior Lenders shall have advised the Company that such contract is on terms and conditions satisfactory to each senior Lender, the Company shall have accepted the power plant pursuant to its purchase contract, and the Company shall have provided the Senior Lenders satisfactory evidence that the electric power generation system has the demonstrated capacity and functional ability to operate the plant and other facilities and has a remaining useful life of at least twenty years according to norms acceptable in the industry; and

              (7) the Company shall have generated at least $9 million in Net Income in the preceding twelve-month period and the Company shall have Net Worth of no less than $123 million as of the date of the Completion Certificate (defined below); and

              (8) the ratio of the Company's Current Assets to its Current Liabilities shall then be no less than 1.2 to 1; and

              (9) the ratio of the Company's Cashflow for Debt Service to the aggregate of the Company's fees, interest and principal on all of its Indebtedness and Subordinated Debt payments scheduled to be due in the twelvemonth period following the date of the Completion Certificate (defined below) shall then be greater than 1.5 to 1; and

              (10) the Company shall have met all of its obligations of any kind through the time of accomplishment of the foregoing, including, without limitation, payment of all amounts at any time to become due under contracts for construction, procurement, installation and improvement of land, buildings, equipment and facilities for the Project; and

              (11) as of the date of the Completion Certificate (defined below) no event of default or condition or event that, with the giving of notice or lapse of time, or both, would become an event of default, has occurred and is continuing under any of the Senior Loan Agreements; and

              (12) the Company shall have furnished each Senior Lender with a certificate in form and substance satisfactory to each Senior Lender certifying that each of the requirements set forth in clauses (1) through (11) above has been satisfied, including the dates on which each of the completion tests set forth in clauses (1), (4), (5), and (6) has been satisfied (the "Completion Certificate"); and

              (13) following receipt of the Completion Certificate, each of the Senior Lenders shall have determined that the requirements set forth in clauses
(1) through (12) above have been satisfied and shall have so notified the Company and the Sponsors in writing (with a copy to each other Senior Lender); PROVIDED, HOWEVER, that:


              (i) determination of the Company's compliance with the completion tests set forth in clauses (7), (8), and (9) above must be based on Financial Statements of the Company acceptable to the Senior Lenders (x) as of a date following the date represented by the Company as the date on which it has satisfied the last to occur of the completion tests set forth in clauses (1) ,
                        (4), (5), and (6) above, and (y) for a twelve-month fiscal period ending no more than three (3) months prior to the date of the Senior Lenders, receipt of the Completion Certificate;

              (ii) any of the Senior Lenders may require confirmation, at the Company's expense, of any provision of such Completion Certificate by an independent consultant satisfactory to such Senior Lender; and

              (iii) the Senior Lenders shall have the right to make reasonable requests for additional information or documents from the Company or the Sponsors to substantiate the accuracy or completeness of the Completion Certificate.

              The Completion Certificate shall be deemed to have been sent by the Company when delivered by hand or sent by telex (answer back received) or telecopy (confirmed by airmail letter) or seven Business Days after being mailed in the United States, in each case in accordance with Section 11. Unless within ninety (90) days following such delivery by the Company of the Completion Certificate, any one of the Senior Lenders notifies the Sponsor and the Company (with a copy to each other Senior Lender) that either such Senior Lender objects to the Completion Certificate or that such Certificate is inaccurate or incomplete and sets forth the basis for such objection or determination, as the case may be, the Completion Date shall be deemed to have occurred on the last day of such ninety (90)-day period.


    2.  GUARANTY

    (a) Until the Completion Date, the Sponsor hereby unconditionally and irrevocably guaranties, as primary obligor and not merely as surety, to each Senior Lender the punctual payment when due of one-half of the Guarantied Amounts payable to such Senior Lender, whether at stated maturity or upon acceleration or otherwise, all in accordance with that Senior Lender's Senior Loan Agreement.

    (b) After the Sponsor pays in full one-half of the Guarantied Amounts due on any date, the Sponsor will not be liable for the remaining one-half of the Guarantied Amounts due on such date.

    (c) This Guaranty is a continuing guaranty of payment (and not of collection) and remains in full force and effect until all Guarantied Amounts have been indefeasibly paid in full in accordance with the respective Senior Loan Agreements or, if earlier, the Completion Date.

    (d) A certificate from an officer of any of the Senior Lenders showing the Guarantied Amounts payable to such Senior Lender shall be admissible in any action or proceeding as PRIMA FACIE evidence of such amounts.

    (e) The Sponsor's obligations under this Guaranty are not subject to any prior notice to, demand upon or action against the Company or to any prior notice to the Sponsor regarding any default by the Company.


    (f) The Sponsor may not set-off, counterclaim or otherwise reduce its obligations under this Guaranty, or claim any defense against Senior Lenders (including mitigation or limitation of damages) other than complete performance of those obligations.

    (g) Senior Lenders have no obligation to inform the Sponsor of any matter relating to the Guaranty, the Company or the Senior Loan Agreements, including the financial condition of the company or any circumstances affecting the risk of nonpayment under the Senior Loan Agreements.


    3.    NATURE OF OBLIGATIONS.

    (a) The obligations of the Sponsor hereunder are direct, absolute and unconditional and may be enforced by the Senior Lenders or any one or more of them without first having to (i) enforce such Senior Lender's claims against the Company or any other guarantor, firm, corporation, Governmental Body or any other Person; or (ii) resort to any security or other guaranty for the sums guarantied hereby; or (iii) take any action prior to receiving payment hereunder.

    (b) The liability and obligations of the Sponsor under this Guaranty shall be direct, absolute and unconditional irrespective of:

        (i) the Company's failure to pay a fee or provide other consideration to the Sponsor in consideration of the Sponsor's execution, delivery and performance of this Guaranty; or

        (ii) the occurrence or continuance of any event of default under any of the Senior Loan Agreements, or any acceleration or required prepayment of the indebtedness of the Company under or in respect of any of the Senior Loan Agreements as a result thereof or otherwise; or

        (iii) any lack of validity or enforceability of the Company's obligations under this Guaranty or any lack of validity or enforceability of, or any misrepresentation, irregularity or other defect in, any of the Senior Loan Agreements or any other agreement entered into in connection therewith; or

        (iv) any right, claim or defense, waiver, surrender or compromise that the Sponsor may have under or in respect of this Guaranty or otherwise; or

        (v) any f ailure to pay Taxes that may have been payable in respect of the issuance or transf er of the notes evidencing the Senior Debt or to register the same with any Governmental Body or instrumentality or to obtain any Governmental

              Approval, order, license or permit in connection with such issuance or transfer; or

        (vi) any modification or amendment (whether material or otherwise) of, or waiver or consent or other action taken with respect to, any of the Senior Loan Agreements, the Forbearance Letter or any other agreement or document delivered pursuant to the terms of any of them, including, without limitation, any forbearance, indulgence in or extension of time for the payment of any amounts payable under or in connection with any of the Senior Loan Agreements or the extension or renewal thereof or for the performance or observance of any of the other obligations of the Company thereunder (any of which modifications, amendments, waivers or consents may be agreed to or granted without the approval or consent of the Sponsor); or

        (vii) any law, regulation, decree or judgment now or hereafter in effect that may in any manner affect any of the obligations of the Company under any of the Senior Loan Agreements or any of the Senior Lender's rights thereunder, whether or not the Company has a defense valid against such Senior Lender and whether or not other guarantors of such obligations, if any, contribute to such payments; or

       (viii) the voluntary or involuntary liquidation, sale or other disposition of all or any portion of the assets of the Company, or the receivership, insolvency, bankruptcy, reorganization or similar proceedings affecting the Company or any of its obligations under any of the Senior Loan Agreements or the consolidated or merger of the Company; or

        (xi) any change of circumstances, whether or not foreseeable, and whether or not any such change does or might vary the risk of the Sponsor hereunder; or

        (x) any other circumstances, whether similar or dissimilar to the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or the Sponsor or a guarantor.

    (c) The Sponsor hereby unconditionally waives presentment, demand, diligence, protest, and notice of any kind to which the Sponsor mights otherwise be entitled under applicable law with respect to the sums due pursuant to this Guaranty.

    (d) The payment obligations of the Sponsor pursuant to this Guaranty shall remain in full force and effect or shall be reinstated, as the case may be, if and to the extent that at any time any payment by the company of any amount due hereunder is rescinded or must be returned, in whole or in part, in case of the bankruptcy, insolvency or reorganization of the Company or otherwise, as if such payment had never been made by the Company.

    4.   REPRESENTATIONS AND WARRANTIES.

    The Sponsor represents and warrants to each Senior Lender that:

    (a) As of the date hereof, the Sponsor beneficially owns 50% of the issued and outstanding shares of capital stock of the Company and shares Management Control of the Company with Consolidated Rutile Limited.

    (b) It is a corporation or partnership, as the case may be, duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has all requisite power and authority, corporate, partnership or otherwise, to execute and deliver and perform all of its obligations under this Guaranty.

    (c) It has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty.

    (d) This Guaranty has been duly executed and delivered by it and constitutes its legal, valid, and binding obligations enforceable against it in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, moratorium and similar laws of general applicability affecting creditors, rights.

    (e) No Governmental Approval or action of any kind is or will be necessary for the valid execution, delivery or performance by it of this Guaranty.

    (f) All approvals or consents of any of its creditors or any other Person necessary for its execution, delivery and performance of this Guaranty have been given and such execution, delivery and performance by it will not conflict with or constitute a breach or default under or violate any provision of its charter, by-laws or partnership agreement, as the case may be, of or any agreement, law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to it.

    (g) The Financial Statements of the Sponsor as at December 31, 1994, certified by independent public accountants, and unaudited quarterly Financial Statements for each subsequent fiscal quarter of the Sponsor ending prior to the date hereof, each certified by an Authorized Officer of the Sponsor and copies of which have been furnished to the Senior Lenders, fairly present the financial condition of the Sponsor as at such date and the results of its operations for the period ended on such date, all in accordance with GAAP, and since such date, except for the adverse effect on the Sponsor's cash flow experienced as a direct result of the Occupation Events (defined in the Forbearance Letter), there has been no material adverse change in the financial condition or operations of the Sponsor or in its ability to perform its obligations under this Guaranty.

    (h) Except for the adverse effect on the sponsor's cash flow experienced as a direct result of the Occupation Events (defined in the Forbearance Letter), since the date of the sponsor's most recent Financial Statements delivered to the Senior Lenders hereunder, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management financial condition or results of operations of the Sponsor and its subsidiaries, if any, considered on a consolidated basis, or in the Sponsor's ability to perform its obligations under this Guaranty.

    (i) Except for the existence of the Occupation Events described in the Forbearance Letter, each representation and warranty made by the Company to each of the Senior Lenders in the Senior Loan Agreements is true and correct and accurately and completely describes the business and financial prospects of the Company, and does not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

    (j)  Except for:

           (i)  the Occupation Events; and

           (ii) failure by the Company to make principal payments to the Senior Lenders on June 15, 1995, as required under the terms of the Senior Loan Agreements (which failure has been addressed under the Forbearance Letter);

no event has occurred and is continuing that constitutes, or with the lapse of time or the giving of notice or both would constitute, a default under the Senior Loan Agreements, or under any agreement or instrument evidencing any indebtedness of the Sponsor (with the exception of currently existing defaults by the Sponsor under certain financial covenants contained in the Sponsor's capital lease agreements) as more particularly described in Annex II to the Forbearance Letter which gives the holder thereof the right to accelerate payment of such indebtedness prior to its scheduled maturity, and no such event will occur upon the execution and delivery or performance of this Guaranty.

    (k) Except as previously disclosed to the Senior Lenders in writing, there are no actions, proceedings or claims pending or, to the best knowledge of the Sponsor threatened, the adverse determination of which might have a material adverse effect upon its ability to perform its obligations hereunder, or affect the validity or enforceability hereof.

    (l) The Sponsor is, as of the date hereof, and following the execution and delivery of this Guaranty will continue to be, solvent (defined herein as (i) the fair saleable value of all its assets exceeds the amount that will be required to pay the probable liability on its debts, including contingent liabilities, (ii) it does not have unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, (iii) it will not have incurred liabilities beyond its ability to pay such liabilities as they become due, and (iv) it is not "insolvent" as such term is defined in the U.S. Bankruptcy Code of 1978, as amended).


    5.   COVENANTS OF THE SPONSOR.

Unless the Senior Lenders otherwise agree in writing, the Sponsor covenants and agrees as follows:

    (a) The Sponsor shall promptly notify each Senior Lender of each event that constitutes, or which with the lapse of time or the giving of notice or both would constitute, a default under the Senior Loan Agreements, and of each other event that has or might have a material adverse effect upon the sponsor's ability to perform its obligations hereunder.

    (b) The Sponsor shall permit representatives of the Senior Lenders to inspect its property and examine, copy and make extracts from its records at any reasonable time.

    (c) The Sponsor shall furnish to each of the Senior Lenders on or before the sixtieth (60th) day after the close of each quarter of each of its fiscal years, its consolidated balance sheet(s) as at the close of such quarter and its income statement and statement of changes in financial position for such quarter, prepared in accordance with GAAP, certified by its chief financial officer as being complete and correct and fairly presenting the financial condition of the Sponsor as at the close of such quarter and the results of its operations for such quarter.

    (d) The Sponsor shall furnish to each of the Senior Lenders on or before the ninetieth (90th) day after the end of each of its fiscal years, its consolidated balance sheets as at the close of such fiscal year and its income statement and statement of changes in financial position for such fiscal year, prepared in accordance with GAAP, certified by Deloitte & Touche, or other certified public accountants of international standing reasonably acceptable to the Senior Lenders, as fairly presenting the financial condition of the Sponsor as at the close of such fiscal year and the results of its operations for such fiscal year and the results of its operations for such fiscal year.

    (e) The Sponsor shall furnish to each Senior Lender from time to time such other statements and information as any of the Senior Lenders may reasonably request.

    6.   REMEDIES; NO WAIVER.

    (a) Each Senior Lender may proceed to protect and enforce its respective rights hereunder in any court or other tribunal by an action at law, suit in equity or other appropriate proceedings, whether for damages, for the specific performance of any term hereof, or otherwise or in aid of the exercise of any power granted hereby or by law. The Sponsor hereby agrees to pay to each of the Senior Lenders on demand such amount in Dollars as shall be sufficient to cover each of the Senior Lenders' costs and expenses of taking any action or seeking any such remedies, including without limitation, reasonable attorney's fees, expenses and disbursements.

    (b) The Senior Lenders or any of them may, at any time, proceed to negotiate and grant releases, waivers or settlements of the obligations of Consolidated Rutile Limited or any other guarantor under its guaranty, without notice to or the consent of the Sponsor.

    (c) No failure or delay by any of the Senior Lenders in exercising any right, power or remedy shall operate as a waiver thereof or otherwise impair any of the rights, powers or remedies of any such or any other Senior Lender.

No single or partial exercise of any such right shall preclude any other or further exercise thereof or the exercise of any other legal right. No waiver of any such right shall be effective unless given in writing.

    (d) The rights or remedies provided for herein are cumulative and are not exclusive of any other rights, powers or remedies provided by law. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.


    7.   ALLOCATION; NO SUBROGATION.

    (a) Each Senior Lender may allocate and apply payments made under this Guaranty to the Guarantied Amounts payable to it in any way or manner that such Senior Lender in its sole discretion determines.

    (b) The Sponsor shall, to the extent permitted by applicable law, be subrogated to the Senior Lenders' rights against the Company, but:

         (x) shall not exercise any such subrogation rights or any right of reimbursement, contribution, indemnity or other recourse against the Company by reason of payment or other performance of its obligations hereunder; and


         (y) shall not seek to enforce repayment or to exercise any other rights or legal remedies of any kind which might accrue to the Sponsor against the Company or its assets, whether by way of subrogation, agreement or set-off;

until the Guarantied Amounts are fully and finally paid in accordance with the Senior Loan Agreements.

    (c) If the Company is liquidated or wound up, and if any of the Senior Lenders (at its or their discretion) choose to file claims in any such proceeding, the Sponsor shall not in such proceeding prove in competition for any amounts the Company might owe to the Sponsor, but instead shall give each Senior Lender the benefit of any such proof and of all such amounts until all Guarantied Amounts have been indefeasibly paid in full accordance with the respective Senior Loan Agreements.


    8.   JURISDICTION AND CONSENT TO SUIT

    Without prejudice to the rights of the Senior Lenders to bring suit in the courts of any other jurisdiction, any proceeding to enforce this Guaranty may be brought by any of the Senior Lenders in the courts of the United States of America in the District of Columbia; provided, however, that any such proceeding against OPIC may be brought only in the District of Columbia in the United States District Court or in the Claims Court of the United States of America. The Sponsor hereby irrevocably waives any present or future objection to such venue, and irrevocably consents and submits unconditionally to the nonexclusive jurisdiction for itself and in respect of any of its property of any such court. The Sponsor further irrevocably waives any claim that any such court is not a convenient forum for any such proceeding. The Sponsor agrees that any service of process, writ, judgment or other notice of legal process shall be deemed and held in every respect to be effectively served upon it in connection with proceedings in the District of Columbia if delivered to the Prentice-Hall Corporation System, Inc., the offices of which are presently located at 1090 Vermont Avenue, N.W., Washington, D.C. 20005, which the Sponsor irrevocably designates and appoints as its authorized agent for the service of process in the courts in the District of Columbia. Nothing herein shall affect the right of any of the Senior Lenders to serve process in any other manner permitted by applicable law. The Sponsor further agrees that final judgment against it in any action or proceeding arising out of or relating to this Guaranty shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.


    9.  SUCCESSORS AND ASSIGNS.

    This Guaranty shall bind the successors and assigns of the Sponsor and shall inure to the benefit of each of the Senior Lenders, its successors and assigns. The Sponsor may not assign any of its obligations hereunder without the prior written consent of the Senior Lenders or their respective successors or assigns.


    10.  NOTICES.

    Each notice, demand or other communication relating to this Guaranty shall be in writing in the English language, shall be hand-delivered or sent:

    (i) in the case of notices to addresses in the United States, by first class or express mail, postage prepaid, telegram or facsimile (with confirmation by mail); or

    (ii) in the case of notices to addresses outside of the United States, by prepaid express courier;

and in each case, shall be duly given when delivered to the following addresses, or to such other address or number as each party shall have last specified by notice to the other parties:


    To the Sponsor (Attn: Terrence H. Lang):

         Nord Resources Corporation
         8150 Washington Village Drive
         Dayton, Ohio 45458
         United States of America

         Facsimile:  (513) 435-7285

    With a copy (which shall not constitute notice) to:

         Spitzer & Feldman P.C.

         (Attn: Kenneth Gliedman, Esq.)
         405 Park Avenue
         New York, New York 10022
         United States of America

         Facsimile: (212) 838-7472

To CDC:

         Commonwealth Development Corporation
         One Bessborough Gardens
         London SWI V2JQ
         England

         Telex: 21431/25849

         Facsimile: (44-171) 828-6505

To DEG (Attn: F4):

         DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH
         Belvederestrasse   40
         D-50933 Cologne 41 (Mungersdorf) Germany

         Telex: 8 881  949  DEG  D

         Facsimile:  (221) 498-6290

To Ex-Im:

         Export-Import Bank of the United States
         811 Vermont Avenue, N.W.
         Washington, D.C. 20571
         United States of America

         Telex:  197681 EXIM UT

         Facsimile:  (202) 565-3462

To IFC (Attn:      Director, Department of Investment,
                   Oil, Gas & Mining):

         International Finance Corporation
         1818 H Street, N.W.
         Washington, D.C. 20433
         United States of America
         Facsimile: (202) 477-6391
                          (202) 477-8451
                          (202) 477-8164

To OPIC (Attn: Vice President, Finance):

         Overseas Private Investment Corporation
         1100 New York Avenue, N.W.

         Washington, D.C. 20527
         United States of America

         Facsimile:  (202) 408-9866



    11.  GOVERNING LAW; HEADINGS.

    This Guaranty shall be governed by and construed in accordance with the laws of Washington, D.C. without regard to its conflicts of law provisions. The headings in this agreement are for convenience only and do not limit or affect its meaning.


    12.  AMENDMENTS.

    The provisions hereof may be waived, supplemented or amended only by an instrument in writing signed by a duly authorized representative of each of the parties hereto.


    13.  COUNTERPARTS.

    This Guaranty may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

    14.  BENEFITS OF AGREEMENT.

    Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder, any benefit or any legal or equitable right or remedy under this Agreement.


    15.  JURY TRIAL WAIVERS.

    The Sponsor and each Senior Lender hereby waives any right to have a jury participate in resolving any dispute, whether in contract, tort or otherwise, between the Sponsor and any Senior Lender arising out of, in connection with, related to, or incidental to the relationship established between them in connection with this Guaranty or any document or agreement executed or delivered in connection herewith.


    16.  SEVERABILITY.

    If any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of such provision in other jurisdictions, and the validity, legality and enforceability of the other provisions in such jurisdiction, shall not in any way be affected or impaired thereby.

    IN WITNESS WHEREOF, each of the parties hereto has caused this Guaranty to be executed and delivered as of the day and year first above written.

                   NORD RESOURCES CORPORATION



                   BY:  \s\Terrence A. Lang
                        ----------------------------
                        Authorized Representative
                   Name:  Terrence A. Lang
                   Title: SR. V.P. Finance



                   ACCEPTED AND AGREED TO BY:

                   COMMONWEALTH DEVELOPMENT CORPORATION




                   By:
                        ---------------------------------
                          Authorized Representative
                   Name:
                   Title:


                   DEG-DEUTSCHE INVESTITIONS-UND
                   ENTWICKLUNGSGESELLSCHAFT mbH



                   By:
                        ---------------------------------
                          Authorized Representative
                   Name:
                   Title:


                   EXPORT-IMPORT BANK OF THE UNITED STATES




                   By:  /s/ Jeffrey L. Miller
                        ---------------------------------
                          Authorized Representative
                   Name:  Jeffrey L. Miller
                   Title: V.P., Claims & Recoveries